UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2009

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles,
California 90010

(Address of principal executive offices) (Zip Code)

(213) 387-3200

(Registrant’s telephone number, including area
code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

Restricted Stock Grants for Named Executive Officers

At a meeting held on November 27, 2009, the Human Resources Committee (the “HR Committee”) of the Board of Directors of Wilshire Bancorp, Inc. (the “Corporation”) approved awards of time-based restricted stock under the Wilshire Bancorp Inc., 2008 Stock Incentive Plan (the “2008 Plan”) to certain officers and employees of the Corporation, including to the Corporation’s named executive officers.

The Corporation participated in the Troubled Asset Relief Program (“TARP”), Capital Purchase Program (“CPP”) under the Emergency Economic Stabilization Act of 2008, as amended (“EESA”).  The EESA places limitations on the Corporation’s ability to make awards or payments to certain of its employees, including its named executive officers.  These restrictions apply during the period  in which any obligation arising from financial assistance provided to the Corporation under the CPP remains outstanding as described in Section 111(b)(3)(D)(i) of the EESA, excluding any period in which the Treasury Department only holds warrants to purchase the common stock of the Corporation as provided in Section 111(a)(5) of the EESA (the “TARP Period”). Consequently, the HR Committee determined that the Corporation would award restricted stock to the named executive officers, subject to terms and conditions that are permissible for such restricted stock grants under the EESA.

The number of shares of restricted stock granted on November 27, 2009 to the Corporation’s named executive officers pursuant to the 2008 Plan are set forth below:

Named Executive Officer	Number of Shares of Restricted Stock Granted

Joanne Kim
President and Chief Executive Officer	19,650

Alex Ko
Senior Vice President and Chief Financial Officer	15,000

Sung Soo Han
Executive Vice President and Chief Lending Officer	6,000

In approving the restricted stock to be awarded to the above-listed named executive officers, the HR Committee exercised its discretion, as permitted under the 2008 Plan, to both allocate the number of shares of restricted stock to be awarded among the Corporation’s named executive officers and also to determine the terms of the restricted stock, which terms are summarized below.

The terms of each award are set forth in a Restricted Stock Agreement between the Company and the officer.   The Restricted Stock Agreements for Alex Ko and Sung Soo Han generally provide for a three-year vesting schedule, provided that no shares of the restricted stock will vest, and all such shares will remain restricted, during the TARP Period.  The Restricted Stock Agreement for Joanne Kim also generally provides for a three-year vesting schedule, but in the event that her employment is terminated by the Board of Directors at the time of the expiration of her existing Employment Agreement with the Corporation, the vesting of all restricted stock held by her at that time will be accelerated and all such shares will become fully vested upon the expiration and termination of her Employment Agreement.  Any acceleration of the vesting schedule for shares of restricted stock held by Ms. Kim will remain subject to the lapse of the TARP Period.

Pursuant to the Restricted Stock Agreements, all holders of restricted stock will have full voting rights with respect to the award shares.  During the period of restriction, all dividends and other distributions paid on  the restricted stock in cash or property other than shares of the Corporation’s common stock will be invested in shares of the Corporation’s common stock.  Such shares will be treated as additional shares of restricted stock, will be subject to the same restrictions on transferability and vesting as the restricted stock with respect to which they were paid, and will, to the extent vested, be paid when and to the extent the underlying shares of restricted stock are vested and freed of restrictions.

The full text of the form of the Restricted Stock Agreement for the awards described above is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit 10.1                                    Form of Restricted Stock Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: December 2, 2009	By:	/s /Alex Ko
Alex Ko, Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Form of Restricted Stock Agreement.